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                                                                    EXHIBIT 10.1



                  CONTINGENT TERMINATION OF RETENTION AGREEMENT


     THIS CONTINGENT TERMINATION OF RETENTION AGREEMENT (this "AGREEMENT") is entered into as of November 26, 2001, by and between BURNHAM PACIFIC PROPERTIES, INC., a Maryland corporation (the "CORPORATION") and SCOTT C. VERGES, an individual (the "EXECUTIVE").

                                R E C I T A L S:

     A. On April 9, 2001, the Corporation and the Executive entered into that certain Executive Retention Agreement (the "RETENTION AGREEMENT"), whereby the Corporation agreed to provide certain benefits to the Executive in connection with the Executive's employment by the Corporation as its Chief Executive Officer and President.

     B. The Corporation and the Executive have agreed to terminate the Retention Agreement according to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Executive agree as follows:

     1. Subject to PARAGRAPHS 2 AND 3 hereof, upon execution by all parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions, by and between BPP/Arrowhead, L.P., a Delaware limited partnership, as seller and an affiliate of the Corporation ("SELLER"), and LAV, LLC, a Delaware limited liability company, of which the Executive is a principal, as purchaser ("PURCHASER"), whereby Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the land and improvements commonly known as The Village at Lake Arrowhead, in the County of San Bernardino, State of California (the "PROPERTY") (the "PURCHASE AGREEMENT"), (a) the Retention Agreement shall be terminated in its entirety and have no further force and effect, (b) neither party thereto shall have any further rights or obligations thereunder (including, without limitation, the Corporation's obligation to make any additional Loans, obtain the IRS Advice or make reimbursements pursuant to
Section 2(a) of the Retention Agreement), (c) the Executive shall irrevocably and unconditionally release and forever discharge the Corporation, its officers, directors, shareholders, successors and assigns from any and all claims, demands, actions, controversies and causes of action that the Executive may have relating to the payments and benefits under the Retention Agreement, and (d)
Section 2 of the Promissory Notes referred to in the Retention Agreement shall be deemed to be amended as set forth in SECTION 2 of this Agreement. Notwithstanding the termination of the Retention Agreement, the Severance Agreement referred to in the Retention Agreement remains terminated in its entirety and of no further force or effect.

     2. Executive acknowledges and agrees that the Loans (as defined in the Retention Agreement) made by the Corporation pursuant to the Retention Agreement in the amount of


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$1,200,000.00 remain outstanding and the Promissory Notes delivered in connection therewith remain valid, binding and enforceable and will be due and payable in full upon the earlier to occur of (i) the Closing (as defined in the Purchase Agreement), or (ii) default by Purchaser of its obligations under the Purchase Agreement and Seller's termination of the Purchase Agreement as a result of such default.

     3. Notwithstanding PARAGRAPH 1, the Retention Agreement and the rights and obligations of the parties thereunder shall be reinstated in their entirety and the release set forth in PARAGRAPH 1(c) shall be rescinded, if:

        a. Seller defaults in its obligations to convey the Property to Purchaser pursuant to the Purchase Agreement, and Purchaser terminates the Purchase Agreement as a result of such default;

        b. Seller elects to sell the Property to a purchaser other than Purchaser in accordance with Section 15(b) of the Purchase Agreement;

        c. Failure of a Purchaser's Condition Precedent (as set forth in Section 7(a) of the Purchase Agreement) and Purchaser's election not to consummate the purchase and sale transaction contemplated in the Purchase Agreement; or

        d. Failure of a Seller's Condition Precedent (as set forth in Section 7(b) of the Purchase Agreement) and Seller's election not to consummate the purchase and sale transaction contemplated in the Purchase Agreement.

If the Retention Agreement is reinstated pursuant to this PARAGRAPH 3, then
SECTION 2 of this Agreement shall automatically terminate and have no further force or effect and Section 2(a) of the Promissory Notes referred to in the Retention Agreement shall be reinstated in full.

     4. Each individual and entity executing this Agreement represents and warrants that he, she or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he, she or it is executing this Agreement to the terms hereof.

     5. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

     6. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to



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any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

     7. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this PARAGRAPH 9 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

     10. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of the Corporation or the Executive hereunder shall be transferred or assigned by the Corporation or the Executive without the prior written consent of the non-assigning party.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


CORPORATION:                   BURNHAM PACIFIC PROPERTIES, INC.,
                               a Maryland corporation

                               By: /S/ MICHAEL L. RUBIN
                                  ----------------------------------------
                                  Name: Michael L. Rubin
                                  Title: Senior Vice President



EXECUTIVE:                     /S/ SCOTT C. VERGES
                               -------------------------------------------
                               Scott C. Verges




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